Exhibit 8.1

February __, 1999



Anchor Financial Corporation
2002 Oak Street
Myrtle Beach, SC  29577

Bailey Financial Corporation
211 North Broad Street
Clinton, SC  29325

Re: Proposed Merger of Bailey Financial Corporation with and into Anchor Financial Corporation

Ladies and Gentlemen:

You have requested our opinion as to certain federal income tax consequences resulting from the proposed merger of Bailey Financial Corporation ("Bailey"), a South Carolina corporation, with and into Anchor Financial Corporation ("Anchor"), a South Carolina corporation, as set forth and more fully described in the Agreement and Plan of Merger between Anchor and Bailey, dated September 24, 1998 (the "Agreement"), including the exhibits attached thereto.

We have acted as special counsel to Anchor with respect to the proposed merger of Bailey into Anchor (the "Merger"). In this capacity and for purposes of rendering this opinion, we have examined (i) the Internal Revenue Code of 1986, as amended (the "Code") and Treasury Regulations, (ii) the legislative history of applicable sections of the Code, and (iii) appropriate Internal Revenue Service and court decisional authority. In addition, we have examined such documents as we have deemed appropriate, including (i) the Agreement, (ii) the Registration Statement on Form S-4 filed by Anchor (the "Registration Statement") pursuant to which Anchor is issuing additional shares of its common stock, no par value, to the stockholders of Bailey pursuant to the Merger, which includes the Joint Proxy Statement/Prospectus for the Anchor Special Meeting and the Bailey Special Meeting, and (iii) such additional documents as we have considered relevant. All terms used herein shall, except where the context otherwise indicates, be deemed to have the meanings assigned to such terms in the Agreement and Registration Statement.

In our examination of such documents, we have assumed, with your consent, that all documents submitted to us as photocopies are accurate reproductions of the originals thereof, that such originals are authentic, that all such documents have been or will be duly executed to the extent required, and that all statements set forth in such documents are accurate.

In reaching our opinion, we have relied on certain representations made by the management of Anchor and Bailey, including the representations, warranties and covenants in the Agreement, and have examined such documents, records and other instruments as we have deemed necessary or appropriate, including, without limitation, the Agreement and the Registration Statement. We have assumed that Anchor and Bailey have been previously and will be in the future maintained and operated in conformance with the laws of the State of South Carolina and the United States and the terms of the aforementioned documents.

Anchor is a registered bank holding company organized and existing under the laws of the State of South Carolina. As of September 24, 1998, Anchor has authorized capital stock consisting of 50,000,000 shares of common stock, no par value ("Anchor Common Stock"), of which 6,477,008 shares of Anchor Common Stock are issued and outstanding and of which 624,711 shares of Anchor Common Stock are subject to outstanding options.

Bailey is a registered bank holding company organized and existing under the laws of the State of South Carolina. As of September 24, 1998, Bailey has authorized capital stock consisting of 1,000,000 shares of common stock, par value $0.01 per share ("Bailey Common Stock"), of which 95,140 shares of Bailey Common Stock are issued and outstanding.

Bailey executed and delivered to Anchor a stock option grant agreement which provides that Bailey will grant Anchor an option to purchase approximately 23,637 authorized but unissued shares or up to 19.9% of the issued and outstanding shares of Bailey common stock if, under certain circumstances, the Agreement is terminated.

Other than as noted above, there are no outstanding securities or obligations which are convertible into shares of stock or options, rights, calls or any other commitments of any nature relating to the unissued shares of Anchor Common Stock or Bailey Common Stock.

Subject to the terms and conditions of the Agreement, at the Effective Date of the Merger, the following transactions will be consummated:

1. Bailey shall be merged with and into Anchor in accordance with Section 33-11-101 et seq. of the South Carolina Business Corporation Act of
         1988, as amended (the "South Carolina Law"), whereby each share of Bailey Common Stock (par value $0.01 per share) issued and outstanding, other than shares whose holders have perfected their rights to dissent from the Merger, if any, shall be converted into and exchanged, as described in the Agreement, for shares of newly issued Anchor Common Stock, no par value. Anchor shall survive the Merger and continue to be governed by the laws of the State of South Carolina. The former stockholders of Bailey shall become stockholders of Anchor. No fractional shares of Anchor Common Stock will be issued. The former Bailey stockholders entitled to fractional shares of Anchor Common Stock shall be paid cash by Anchor in lieu of any fractional share interest, the value of which shall be computed based on the closing price of Anchor Common Stock on the Effective Date on The Nasdaq Stock Market (as reported in The Wall Street Journal, or if not reported thereby, by any other authoritative source selected by Anchor). The Merger shall be consummated pursuant to the terms of the Agreement, which has been approved and adopted by the Boards of Directors of Bailey and Anchor.

2. The Merger is subject to various conditions, including, among others, approval at the Anchor Special Meeting by the requisite vote of
         Anchor's stockholders under applicable law and the Articles of Incorporation and Bylaws of Anchor, approval at the Bailey Special Meeting by the requisite vote of Bailey's stockholders under applicable law and the Articles of Incorporation and Bylaws of Bailey, approval by all applicable regulatory authorities, receipt by Anchor of a letter dated as of the Effective Date from Anchor's independent accountants to the effect that the Merger will qualify for pooling-of-interests accounting treatment, and that no more than 10% of the shares of Bailey Common Stock outstanding will be surrendered for cash by dissenters.

This opinion is conditioned on the following assumptions and representations being made by management of Anchor and Bailey in connection with the Merger transaction at or before the Effective Date:

1.       The Merger shall be consummated  pursuant to and in accordance with the
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Anchor Financial Corporation
Bailey Financial Corporation
Page 3
February __,1999


         Agreement which represents the entire understanding of Anchor and Bailey with respect to the Merger.

2. The fair market value of newly issued Anchor Common Stock, no par value, and other consideration, if any, to be received by Bailey stockholders will be approximately equal to the fair market value of the Bailey Common Stock to be surrendered in exchange therefor.

3. After consummation of the Merger transaction, Anchor will continue its historical business in a substantially unchanged manner.

4. The value of the Continuing Proprietary Interest (as defined below), as of the Effective Date of the Merger, will be at least 50% of the value, as of the Effective Date, of the Existing Proprietary Interest (as defined below) of Bailey. For purpose of this representation:

     a. The Continuing Proprietary Interest means all of the shares of outstanding Bailey Common Stock as of the Effective Date of the Merger, other than shares of Bailey Common Stock: (i) exchanged in the Merger for consideration other than Anchor Common Stock (including Bailey Common Stock surrendered or exchanged for cash or other property by Dissenters); (ii) acquired in connection with the Merger (other than in exchange for the Anchor Common Stock) by Anchor or by a person related to Anchor (within the meaning of ss. 1.368-1(e)(3) of the Income Tax Regulations); (iii) exchanged in the Merger for Anchor Common Stock that, pursuant to a plan or intention existing as of the Effective Date, is either redeemed by Anchor or acquired (other than in exchange for Anchor Common Stock) by a person related to Anchor (within the meaning ofss. 1.368-1(e)(3) of the Income Tax Regulations); or (iv) acquired prior to the Effective Date and in connection with the Merger by persons related to Bailey (within the meaning of ss.
         1.368-1(e)(3)(i)(B) of the Income Tax Regulations), other than in exchange for Anchor Common Stock or Bailey Common Stock;

     b. The Existing Proprietary Interest means: (i) all of the shares of outstanding Bailey Common Stock as of the Effective Date of the Merger (including shares acquired prior to the Effective Date and in connection with the Merger by persons related to Bailey); (ii) shares of Bailey Common Stock redeemed prior to the Effective Date and in connection with the Merger; and (iii) the amount of any extraordinary distributions made by Bailey with respect to its stock prior to the Effective Date and in connection with the Merger. For purpose of this representation, extraordinary distributions will not include periodic dividends that are consistent with Bailey's historic dividend practice;

     c. An acquisition of Anchor Common Stock or of Bailey Common Stock by a person acting as an intermediary for Anchor, Bailey, or a person related to Anchor or Bailey (within the meaning of ss. 1.368-1(e)(3) of the Income Tax Regulations) will be treated as made by Anchor, Bailey, or the related person, respectively; and

     d. Any reference to Anchor or Bailey includes a reference to any successor or predecessor of such corporation to the extent provided in ss. 1.368-1(e)(5) of the Income Tax Regulations.

5. Anchor has no intention or plan to reacquire any of its stock issued in the Merger. To the best of the knowledge of the management of Anchor,
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Anchor Financial Corporation
Bailey Financial Corporation
Page 4
February __,1999

         no person related to Anchor (within the meaning of ss. 1.368-1(e)(3) of the Income Tax Regulations) and no person acting as an intermediary for Anchor or such a related person has a plan or intention to acquire any of the Anchor Common Stock issued in the Merger.

6. Anchor has no plan or intention to sell or otherwise dispose of any of the assets of Bailey acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in
         Section 368 (a)(2)(C) of the Code.

7. Bailey stockholders who perfect their rights to dissent from the Merger in accordance with Section 33-13-101 et seq. of the South Carolina Law shall be paid the value for shares of Bailey Common Stock. The value to be paid shall be determined in accordance with South Carolina Law.

8. Anchor stockholders who perfect their rights to dissent from the Merger in accordance with Section 33-13-101 et seq. of the South Carolina Law shall be paid the value for shares of Anchor Common Stock. The value to be paid shall be determined in accordance with South Carolina Law.

9. The liabilities of Bailey assumed by Anchor and the liabilities to which the transferred assets of Bailey are subject were incurred by Bailey in the ordinary course of its business.

10. Following the Merger, Anchor will continue the historic business of Bailey or use a significant portion of Bailey's historic business assets in a business. For purposes of this representation, Anchor will be deemed to satisfy this requirement if (a) the members of Anchor's qualified group (as defined in ss.1.368-1(d)(4)(ii) of the Income Tax Regulations), in the aggregate, continue the historic business of Bailey or use a significant portion of Bailey's historic business assets in a business, or (b) the foregoing activities are undertaken by a partnership in which (i) the members of Anchor's qualified group, in the aggregate, own at least a 33-1/3% capital and/or profits interest in the partnership, or (ii) one or more members of the qualified group has active and substantial management functions as a partner with respect to the partnership business and the members of the qualified group, in the aggregate, own at least a 20% capital and/or profits interest in the partnership.

11. Each party to the Agreement will pay its own expenses incurred in connection with the Merger, including the cost of soliciting proxies for the Anchor Special Meeting and the Bailey Special Meeting and printing costs and expenses incurred in connection with the Joint Proxy Statement/Prospectus, except that Anchor shall pay the filing fees payable in connection with the Registration Statement of which the Joint Proxy Statement/Prospectus forms a part. In the event that the Merger is not consummated for any reason, Anchor and Bailey each will pay the expenses arising from the negotiation and preparation of, and filings and solicitations with respect to, the Agreement and the transactions contemplated by such Agreement.

12. There is no intercorporate indebtedness existing between Anchor or any of its affiliates and Bailey or any of its affiliates that was issued, acquired, or will be settled at a discount.

13.      Neither  Anchor nor  Bailey is an  "investment  company"  as defined in
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Anchor Financial Corporation
Bailey Financial Corporation
Page 5
February __,1999

         Section 368(a)(2)(F)(iii) and (iv) of the Code.

14. Bailey is not under the jurisdiction of a court in a case under Title 11 of the United States Code or similar case within the meaning of
         Section 368(a)(3)(A) of the Code.

15. Both the fair market value and the total adjusted basis of the assets of Bailey transferred to Anchor will equal or exceed the sum of the liabilities assumed by Anchor, plus the amount of the liabilities, if any, to which the transferred assets are subject.

16. None of the compensation received by any stockholder-employee of Bailey will be separate consideration for, or allocable to, any of his or her shares of Bailey Common Stock; none of the shares of Anchor Common Stock received by any stockholder-employee will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any stockholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

17. The payment of cash to Bailey stockholders in lieu of fractional shares of Anchor Common Stock was not separately bargained for consideration and is being made solely for the purpose of saving Anchor the expense and inconvenience of issuing fractional shares.

18. Bailey has not owned during the past five years, any shares of Anchor Common Stock.

Based solely on the information submitted and on the representations set forth above and assuming that the Merger will take place as described in the Agreement and that the representations made by Anchor and Bailey are true and correct at the time of the consummation of the Merger, our opinion is as follows:

1. Provided the proposed Merger of Bailey with and into Anchor qualifies as a statutory merger under South Carolina Law, the Merger will be a reorganization within the meaning of Section 368(a)(1)(A) of the Code. Anchor and Bailey will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

2. No gain or loss will be recognized to Bailey stockholders upon the exchange of Bailey Common Stock solely for Anchor Common Stock (Section 354 of the Code).

3. The tax basis of the Anchor Common Stock received by the Bailey stockholders will be the same as the basis of the Bailey Common Stock surrendered in exchange therefor (Section 358(a)(1) of the Code).

4. The holding period of the Anchor Common Stock received by the stockholders of Bailey will include the period during which Bailey Common Stock surrendered therefor was held, provided the stock of Bailey is a capital asset in the hands of the stockholders of Bailey on the date of the exchange (Section 1223(1) of the Code).

5. The payment of cash to Bailey stockholders in lieu of fractional share interests of Anchor Common Stock will be treated for federal income tax purposes as if the fractional shares were distributed as part of the
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Anchor Financial Corporation
Bailey Financial Corporation
Page 6
February __,1999

         Merger and then redeemed by Anchor in payment of and in exchange for the shares, as provided for in Section 302(a) of the Code, depending on the attribution rules of Section 318 of the Code. Assuming a stockholder's stock is a capital asset, a stockholder receiving such cash will recognize capital gain or loss equal to the difference between the amount of cash received and the stockholder's adjusted basis in the fractional share interest.

6. Where a dissenting stockholder of Bailey or Anchor receives cash in exchange for his or her Bailey Common Stock or Anchor Common Stock, as applicable, such cash will be treated as having been received by the stockholder as a distribution in redemption of his or her stock subject to the provisions and limitations of Section 302 of the Code.

No opinion is expressed about the tax treatment of the Merger transaction under other provisions of the Code and regulations or about the federal income tax or state income tax treatment of any condition existing at the time of or other tax consequences resulting from the Merger transaction that are not specifically covered above. This opinion is addressed only to you and concerns only the transaction described above. This opinion may be relied upon only by you.

We consent to the inclusion of this opinion in the Registration Statement on Form S-4 of Anchor relating to the Merger and the reference to our firm under the caption "Legal Matters" and the caption "Material Federal Income Tax
Consequences of the Merger" in the Joint Proxy Statement/Prospectus which is part of the Registration Statement.

Very Truly Yours,

/s/GERRISH & McCREARY, P.C.
---------------------------
GERRISH & McCREARY, P.C.